EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of Midnight Holdings Group, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission (the "Report"), I, Nicholas A. Cocco, Chief Executive Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.




Date:    June 28, 2006              /s/ Nicholas A. Cocco
                                    -----------------------------------
                                    Nicholas A. Cocco
                                    Chief Executive Officer of
                                    Midnight Holdings Group, Inc.


This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.



A signed original of this written statement required by Section 906 has been provided to Midnight Holdings Group, Inc.. and will be retained by Midnight Holdings Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.